As filed with the Securities and Exchange Commission on March 28, 2017	Registration No. 333-214074

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

ARNO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-2286452
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

_______________________________

200 Route 31 North, Suite 104

Flemington, New Jersey 08822

(862) 703-7170

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

____________________________

Alexander Zukiwski

Chief Executive Officer

Arno Therapeutics, Inc.

200 Route 31 North, Suite 104

Flemington, New Jersey 08822

(862) 703-7170

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to: Christopher J. Melsha, Esq. Fredrikson & Byron, P.A. 200 South Sixth Street, Suite 4000 Minneapolis, MN 55402-1425 Telephone: (612) 492-7000 Facsimile: (612) 492-7077

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Approximate date of commencement of proposed sale to the public: This post-effective amendment de-registers all shares of common stock registered hereunder and remaining unsold as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

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Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

DEREGISTRATION OF UNSOLD SECURITIES

On October 12, 2016, Arno Therapeutics, Inc. (the “Company”) filed a registration statement on Form S-1 (File No. 333-214074) (the “Registration Statement”), which was declared effective on November 3, 2016.  The Registration Statement registered the sale by the selling stockholders identified therein of a total of 12,752,126 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).  The purpose of this Post-Effective Amendment to the Registration Statement is to withdraw and remove from registration the unissued and unsold shares of Common Stock previously registered under the Registration Statement. Consequently, in accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company that are registered but unsold under the Registration Statement.

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flemington, State of New Jersey, on March 28, 2017.

ARNO THERAPEUTICS, INC.

By:	/s/ Alexander Zukiwski
Alexander Zukiwski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Zukiwski	Chief Executive Officer and Director	March 28, 2017
Alexander Zukiwski, M.D.	(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

*	Chairman of the Board	March 28, 2017
Arie S. Belldegrun, M.D.

*	Director	March 28, 2017
William F. Hamilton, Ph.D.

*	Director	March 28, 2017
Tomer Kariv

	Director	March 28, 2017
Jay Moorin

*	Director	March 28, 2017
Yacov Reizman

*	Director	March 28, 2017
Steven B. Ruchefsky

*	Secretary and Director	March 28, 2017
David M. Tanen

* By:	/s/ Alexander Zukiwski
Alexander Zukiwski
Attorney-in-fact